EXHIBIT 23.1 - Consent of Patrizio & Zhao, LLC

EXHIBIT 23.1

Consent of the Independent Registered Public Accounting Firm

To Whom It May Concern:

We consent to the use in this Registration Statement of KLRE Holdings, Inc., on Form S-1 of our report dated August 13, 2008 for KLRE Holdings, Inc. We also consent to the reference to us under the heading "Experts" in the registration statement.

Very truly yours,

/s/ Patrizio & Zhao, LLC

Patrizio & Zhao, LLC Parsippany, New Jersey August 13, 2008

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